Exhibit 99.1

Cameron and Schlumberger Complete Subsea Joint Venture
OneSubsea targets subsea oil production and recovery

HOUSTON, June 24, 2013—Cameron and Schlumberger today announced that OneSubsea™, a joint venture to manufacture and develop products, systems and services for the subsea oil and gas market, has received all required regulatory approvals.  The parties will close the transaction making OneSubsea operational on June 30, 2013.

Cameron and Schlumberger have 60/40 ownership of the joint venture, respectively. Cameron, with its long history of innovation and firsts in the subsea market, is an industry leader in design capability, manufacturing excellence and successful installations. Schlumberger brings a deep understanding of the reservoir, and industry-leading well completions, subsea processing and integration platform. Through the integration of these strengths, OneSubsea will offer best-in-class subsea solutions for its customers.

Cameron Chairman, President and CEO, Jack B. Moore said, “This is an exciting time for Cameron as we now have the opportunity to further expand our subsea business through OneSubsea. Our near term focus is on the execution of plans that have been laid out in recent months while continuing to deliver the highest levels of quality and safety in our product and service offerings.”

Schlumberger CEO Paal Kibsgaard commented, “We are extremely pleased to complete the OneSubsea joint venture with Cameron. We are now uniquely positioned to optimize complete subsea production systems and help our customers improve production and recovery from their subsea developments."

About Cameron

Cameron is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries. For more information, visit www.c-a-m.com.

About Schlumberger

Schlumberger is the world's leading supplier of technology, integrated project management and information solutions to customers working in the oil and gas industry worldwide. Employing approximately 120,000 people representing over 140 nationalities and working in more than 85 countries, Schlumberger provides the industry's widest range of products and services from exploration through production.

Schlumberger Limited has principal offices in Paris, Houston and The Hague and reported revenues from continuing operations of $42.15 billion in 2012. For more information, visit www.slb.com.

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This document includes forward-looking statements regarding the joint venture and the companies, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The joint venture and companies’ actual results may differ materially from those described in forward-looking statements. Such statements are based on current expectations of the joint venture and companies’ performance and are subject to a variety of factors, some of which are not under the control of the joint venture and companies, which can affect the joint venture and companies’ results of operations, liquidity or financial condition.

Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the joint venture and companies have no control or influence, and should not therefore be viewed as assurance regarding the joint venture and companies’ future performance. Additionally, the joint venture and companies are not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.
For further information, contact:

Investors

Jeff Altamari
Vice President, Investor Relations
Cameron International Corporation
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jeff.altamari@c-a-m.com

Malcolm Theobald
Vice President of Investor Relations
Schlumberger Limited
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investor-relations@slb.com

Media

Sharon Sloan
Marketing Communications Manager
Cameron International Corporation
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Sharon.Sloan@c-a-m.com

Joao Felix
Director of Corporate Communications
Schlumberger Limited
Tel:+ 1 713 375 3494
jpfelix@slb.com

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